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                                                             EXHIBIT NO. 99.1(k)

                               MFS SERIES TRUST X

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Series Trust X, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS Aggressive Growth Allocation Fund, MFS Conservative Allocation Fund, MFS Growth Allocation Fund, MFS Moderate Allocation Fund, MFS New Endeavor Fund and MFS Strategic Value Fund, each a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1. The additional class of Shares is designated "Class R Shares";

         2. Class R Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class R Shares, the method of determination or the net asset value of Class R Shares, the price, terms and manner of redemption of Class R Shares, and relative dividend rights of holders of Class R Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class R Shares shall vote together as a single class except that shares of a class may vote separately on matters affecting only that class and shares of a class not affected by a matter will not vote on that matter; and

         5. A class of shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.

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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 17th day of October, 2002 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


JOHN W. BALLEN
--------------------------------------------
John W. Ballen
8 Orchard Road
Southborough MA  01772


LAWRENCE H. COHN
--------------------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467


SIR J. DAVID GIBBONS
--------------------------------------------
Sir J. David Gibbons
"Leeward"
5 Leeside Drive
"Point Shares"
Pembroke,  Bermuda  HM  05


WILLIAM R. GUTOW
--------------------------------------------
William R. Gutow
3 Rue Dulac
Dallas TX  75230


J. ATWOOD IVES
--------------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108


ABBY M. O'NEILL
--------------------------------------------
Abby M. O'Neill
200 Sunset Road
Oyster Bay NY  11771


KEVIN R. PARKE
--------------------------------------------
Kevin R. Parke
33 Liberty Street
Concord MA  01742


LAWRENCE T. PERERA
--------------------------------------------
Lawrence T. Perera
18 Marlborough Street
Boston MA  02116


WILLIAM J. POORVU
--------------------------------------------
William J. Poorvu
975 Memorial Drive  Apt. 710
Cambridge MA  02138


JEFFREY L. SHAMES
--------------------------------------------
Jeffrey L. Shames
38 Lake Avenue
Newton MA  02459


J. DALE SHERRATT
--------------------------------------------
J. Dale Sherratt
86 Farm Road
Sherborn MA  01770


ELAINE R. SMITH
--------------------------------------------
Elaine R. Smith
75 Scotch Pine Road
Weston MA  02493


WARD SMITH
--------------------------------------------
Ward Smith
36080 Shaker Blvd.
Hunting Valley OH  44022